Exhibit 99.1

Flowco Broadens Production Optimization Portfolio Through

Strategic Acquisition of Valiant

February 2, 2026

HOUSTON--(BUSINESS WIRE)-- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift, and methane abatement solutions for the oil and natural gas industry, today announced that it has entered into a definitive agreement to acquire the parent company of Valiant Artificial Lift Solutions LLC (“Valiant”), one of the largest private, pure-play providers of electric submersible pump (“ESP”) systems in the United States, for a total consideration of approximately $200 million, subject to adjustment in accordance with the purchase agreement. Founded in 2016, privately-held Valiant provides ESP systems, linear ESP systems, surface ﬂuid transfer systems, and well surveillance solutions to operators primarily in the Permian Basin.

The transaction reﬂects an attractive valuation, with a purchase multiple estimated to be approximately 3.9x Valiant’s 2026E Adjusted EBITDA, excluding potential synergies, and is expected to be accretive to key metrics, including earnings and free cash ﬂow per share.

Transaction Highlights and Strategic Rationale

•
Portfolio Expansion – Creates a differentiated artificial lift provider, combining HPGL, ESP and other artificial lift capabilities to support customers with the right solutions over the life of the well
•
Established Operator – Acquisition of an established ESP operator with a demonstrated ability to gain market share, providing a platform for accelerated growth
•
Addressable Market Expansion – ESP offering materially expands Flowco’s addressable market, enabling participation in applications where operating requirements favor ESP selection
•
Revenue Growth Opportunities – Unlocks new revenue opportunities through cross-selling within the combined customer base
•
Attractive Financial Proﬁle – Consistent with Flowco’s disciplined approach to capital deployment; attractive financial profile, with expected accretion to earnings and free cash ﬂow per share

Joe Bob Edwards, President and Chief Executive Officer of Flowco, commented, “We are pleased to add Valiant’s strong team and complementary ESP offering to Flowco’s portfolio. Valiant has established itself as a leading independent ESP provider in the Permian through a service-oriented culture that aligns well with our own, supported by proven technology and deep relationships with high-quality operators. By combining Valiant’s ESP capabilities with our existing artificial lift portfolio, we expand our ability to support customers earlier in the well’s producing life and maintain ongoing involvement as operating conditions evolve, creating additional touchpoints over the life of the well. We see meaningful opportunities to leverage our combined footprint and customer relationships to cross-sell these complementary technologies across both customer bases—supporting continued growth in the Permian, other U.S. basins, and select international markets. This transaction represents another step forward in our strategy to deliver the right solution in each well, every time.”

Gareth C. Ford, CEO of Valiant, stated, “We look forward to joining Flowco’s leading production optimization platform. As part of Flowco, we see tangible opportunities to expand our position in the ESP market. I look forward to this next phase of the company’s growth as we leverage our combined platforms to support continued growth in the Permian and other key basins.”

Exhibit 99.1

Transaction and Timing

The total consideration payable in the acquisition is approximately $200 million, structured as (i) $170 million in cash, subject to adjustment in accordance with the purchase agreement, and (ii) approximately 1.5 million shares of Flowco Class A common stock, which was based on the 10-day volume-weighted average price as of January 30, 2026. The transaction is structured as a cash-free, debt-free purchase, and Flowco intends to use borrowings under Flowco’s ABL facility to fund the cash consideration.

The pending transaction, which is expected to close in March 2026, is subject to customary closing conditions and receipt of required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Conference Call and Webcast Information

Flowco will host a conference call and live webcast on Monday, February 2, 2026 at 11:00 a.m. Eastern Time to discuss the acquisition. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (U.S.) or 1-201-389-0920 (international). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (international). The passcode for the call and replay is 13758391. A live webcast of the conference call and corresponding presentation will also be available under the Investor Relations section of Flowco’s website at ir.ﬂowco-inc.com.

Advisors

Piper Sandler & Co. is serving as exclusive financial advisor, and Sidley Austin LLP is serving as exclusive legal advisor to Flowco.

PPHB is serving as exclusive financial advisor, and Crowe & Dunlevy is serving as exclusive legal counsel to Valiant.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. The Company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

About Valiant

Founded in 2016, Valiant is an independent provider of ESP and surface ﬂuid transfer systems. Based in Oklahoma City, OK, the company serves E&P customers in the Permian Basin, performing in-house assembly, repair, and technology development at its facilities in Midland, TX. Learn more at https://valiant-als.com/.

Forward-Looking Statements

The information in this press release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended. Statements of expectations and predictions of future performance are subject to numerous risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements include, among other statements, statements about the potential benefits of the proposed transaction, the ability of the parties to consummate the proposed transaction and the expected timing of consummating the proposed transaction, the Company’s expectations regarding the performance of the business, financial results, liquidity and capital resources of the Company and may also relate to the Company's market position and growth opportunities. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operation of the Company’s businesses. You are encouraged to refer to the documents that the Company ﬁles from time to time with

Exhibit 99.1

the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in the Company’s Annual Report on Form 10-K for the ﬁscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and in the Company’s other ﬁlings with the SEC. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Forward-looking statements speak only as of the day they are made and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement.

Non-GAAP Measures

The information in this press release includes certain non-GAAP financial measures such as the forward-looking estimate of Adjusted EBITDA projected to be generated from Valiant for the year ended 2026. Due to the forward-looking nature of certain of the non-GAAP financial measures, management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures without unreasonable effort. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures.

These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, Valiant’s financial measures as prepared in accordance with GAAP. The Company defines Valiant’s Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) transaction-related expenses and (iii) other non-cash and non-recurring charges.

Contacts

Investor Contact:

Andrew Leonpacher | VP of Finance, Corporate Development, and Investor Relations

andrew.leonpacher@flowco-inc.com

(713) 997-4647

Media Contact:

Cheryl Brashear-White | VP of Marketing Communications

cheryl.white@flowco-inc.com

(405) 819-5290